UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 19, 2001


                         Drummond Financial Corporation
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)


              001-12212                                    95-4426690
     (Commission File Number)               (I.R.S. Employer Identification No.)


                        17 Dame Street, Dublin 2, Ireland
          (Address of principal executive offices, including zip code)


                                 (3531) 679-1688
              (Registrant's telephone number, including area code)


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ITEM  5.     OTHER  EVENTS.

Drummond Financial Corporation ("the Company", NASD Bulletin Board: DFCU; Canadian Venture Exchange: DFC.U) today announced that unknown and unauthorized persons have placed misleading and untrue messages regarding a possible acquisition of the Company on a large number of Yahoo and other message boards The Company states that such messages are completely false. The Company further advises that it is not involved in any acquisition or merger discussions and it has not authorized or made any announcements. The Company has requested that Yahoo and others remove the messages from all message boards and investigate the identity of the person leaving the messages. The Company has also contacted the NASD and the Canadian Venture Exchange and requested that trading in the Company's stock be investigated. The Company intends to fully investigate the source of the messages and trading in the Company's shares, and take such further legal action as is appropriate.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              DRUMMOND  FINANCIAL  CORPORATION

                               By:    /s/  Michael  J.  Smith
                                   ----------------------------------------
                                   Michael  J.  Smith,  President,  Chief
                                   Executive  Officer  and  Chief
                                   Financial  Officer

Date:     June  19,  2001